SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 10, 2003

Date of Report (Date of Earliest Event Reported)

EQUITY INNS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee	01-12073	62-1550848

(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

7700 Wolf River Boulevard
Germantown, Tennessee 38138

(Address of Principal Executive Offices) (Zip Code)

(901) 754-7774

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURE
INDEX TO EXHIBITS
EX-1.1 UNDERWRITING AGREEMENT
EX-5.1 OPINION OF HUNTON & WILLIAMS LLP
EX-8.1 TAX OPINION OF HUNTON & WILLIAMS LLP
EX-99.1 PRESS RELEASE
EX-99.2 PRESS RELEASE

Item 5. Other Events and Required FD Disclosure

     On July 11, 2003, Equity Inns, Inc. (the “Company”) announced the pricing of an underwritten public offering (the “Offering”) of 3,000,000 shares of the Company’s 8.75% Series B Cumulative Preferred Stock, $.01 par value per share (Liquidation Preference $25 per share), pursuant to the Company’s Prospectus Supplement dated July 10, 2003, supplementing the Company’s base Prospectus dated April 21, 1998 which was included as part of a Registration Statement on Form S-3 (No. 333-48169) declared effective by the Securities and Exchange Commission (the “Commission”) on April 21, 1998. A copy of the press release with respect to the Offering is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits.

Exhibit	Description

1.1	Underwriting Agreement among the Company, Equity Inns Trust, Equity Inns Partnership, L.P. and Friedman, Billings, Ramsey & Co., Inc., A.G. Edwards & Sons, Inc., BB&T Capital Markets, a division of Scott & Stringfellow, Inc., and Stifel, Nicolaus & Company, Incorporated.

4.1	Form of Articles of Amendment to the Second Amended and Restated Charter of the Company (incorporated by reference to Exhibit 4.1(d) to the Company’s Registration Statement on Form 8-A filed with the Commission on July 11, 2003).

5.1	Opinion of Hunton & Williams LLP.

8.1	Tax Opinion of Hunton & Williams LLP.

99.1	Press Release dated July 11, 2003.

99.2	Press Release dated July 11, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY INNS, INC.

July 11, 2003	/s/ Donald H. Dempsey Donald H. Dempsey Executive Vice President, Secretary, Treasurer and Chief Financial Officer

EQUITY INNS, INC.

INDEX TO EXHIBITS

Exhibit	Description

1.1	Underwriting Agreement among the Company, Equity Inns Trust, Equity Inns Partnership, L.P. and Friedman, Billings, Ramsey & Co., Inc., A.G. Edwards & Sons, Inc., BB&T Capital Markets, a division of Scott & Stringfellow, Inc., and Stifel, Nicolaus & Company, Incorporated.

4.1	Form of Articles of Amendment to the Second Amended and Restated Charter of the Company (incorporated by reference to Exhibit 4.1(d) to the Company’s Registration Statement on Form
8-A filed with the Commission on July 11, 2003).

5.1	Opinion of Hunton & Williams LLP.

8.1	Tax Opinion of Hunton & Williams LLP.

99.1	Press Release dated July 11, 2003.

99.2	Press Release dated July 11, 2003.